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EXHIBIT 1A-2A

CHARTER AND AMENDMENTS

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1A-2A-1

1A-2A-2

1A-2A-3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "HCO CAPE MAY LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2018, AT 12:33 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6995345 8100
SR# 20185925464

Authentication: 203158900
Date: 07-31-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:33 PM 07/30/2018
FILED 12:33 PM 07/30/2018
SR 20185903652 - File Number 6995345

CERTIFICATE OF FORMATION

OF

HCO CAPE MAY LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:

HCo Cape May LLC

SECOND: The name of the registered agent and the address of the registered office of the limited liability company in the State of Delaware required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: Registered Agent Solutions, Inc., 9 E. Loockerman Street, Suite 311, Dover, Delaware 19901, Kent County.

Dated: July 30, 2018

/s/ Paul A. Foreman
Paul A. Foreman,
Authorized Person